EXHIBIT 10.8

                     PREFERRED STOCK INVESTMENT AGREEMENT


      AGREEMENT dated as of May 15, 1998 between Telescan, Inc., a Delaware corporation (the "Company"), and the investor whose name is set forth at the foot of this Agreement (the "Investor").

      The parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED STOCK

      Section 1.1 PURCHASE AND SALE OF PREFERRED STOCK. Upon the following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 60,000 shares of the Company's 5% Convertible Preferred Stock (the "Shares" or the "Convertible Preferred") having the rights, designations and preferences set forth in Schedule I hereto.

      Section 1.2 PURCHASE PRICE. The purchase price for the Shares (the "Purchase Price") shall be $25 per share.

      Section 1.3 THE CLOSING.

            (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Investor, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

            (b) On the Closing Date, the Company shall deliver to the Investor certificates representing the Shares registered in the name of the Investor or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for all the Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

      Section 1.4 COVENANT TO REGISTER.

            (a) For purposes of this Section, the following definitions shall apply:
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                  (i) The terms "register," "registered," and "registration"
refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  (ii) The term "Registrable Securities" means the Shares and the stock issued or issuable upon conversion of the Shares or otherwise issued or issuable pursuant to this Agreement or the provisions of Schedule I hereto, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

                  (iii) The term "holder of Registrable Securities" means the Investor and any permitted assignee of registration rights pursuant to Section 1.4(h).

            (b)(i) The Company shall, as expeditiously as possible following the Closing, file a Registration Statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering all the Registrable Securities, and shall use its best efforts to cause such registration statement to become effective by the 135th calendar day after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). If the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities and the Company is in compliance with its obligations under Subsections (d)(i) through (v) of this Section 1.4, the demand registration rights granted pursuant to this Subsection (b) (i) shall cease. If such registration statement is not declared effective with respect to all Registrable Securities, or if the Company is not in compliance with its obligations, the demand registration rights described herein shall remain in effect. The Company shall provide holders of Registrable Securities reasonable opportunity (at least 3 business days) to review any such registration statement or amendment or supplement thereto prior to the filing thereof.

                  (ii) The Company shall not be obligated to effect a Demand Registration under Subsection (b)(i) above (a) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4 or (b) if all of the Registrable Securities may be sold under Rule 144(k) of the Act and the Company's transfer agent has accepted an instruction from the Company to such effect and issued one or more certificates representing all such holder's Convertible Preferred or other Registrable Securities without the legend specified in Article V, or any similar legend, to such holder.

                  (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"). The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                  (iv) If the registration statement covering all Registrable Securities is not filed by the 30th calendar day after the Closing Date or effective by the 135th calendar day after the Closing Date, then, in either such event, the Company shall pay the Investor in cash an amount equal to the percentage specified in the following sentence of the total Purchase Price of Shares and any other Registrable Securities then held by the Investor for each 15 day period thereafter until such registration statement is filed or effective, as the case may be (pro-rata as to a period of less than 15 days). For the fifteen days beginning after the 135th, 150th and 165th calendar day after the Closing Date, such percentage shall be .25%, .5% and .75%, respectively, and, thereafter, such percentage shall be 1.0%. If, following such effectiveness, either the effectiveness of the Registration Statement is suspended or a current prospectus meeting the requirements of Section 10 of the Act is not available for delivery by the Investor (either, a "suspension"), an amount equal to 1% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall be paid to the Investor in cash, for each 15 days of such suspension (pro-rata as to a period of less than 15 days). Any amount payable pursuant to the foregoing provisions of this Subsection (iv) shall be paid on or before the fifth day following the end of the calendar month in which such payment obligation arose.

            (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) of this Section
1.4 which remains effective and not in suspension, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within 10 days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection (c) if the Registrable Securities may be sold without registration under Rule 144(k) and the Company's transfer agent has accepted an instruction from the Company to such effect and issued one or more certificates representing all such Registrable Securities to the holders thereof without the legend specified in Article V or any similar legend.

            (d) Whenever required under this Section 1.4 to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement; PROVIDED, HOWEVER, that in no event shall the Company be required to keep the Registration Statement effective for a period greater than two years from the Closing Date.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                  (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement to any thereof and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                  (vi) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which such securities are then listed;

                  (vii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) incorporated by reference into the registration statement relating to such Registerable Securities or filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

          (viii) Furnish to each holder of Registrable Securities prompt notice of the commencement of any stop-order proceedings under the Act, together with copies of all relevant documents in connection therewith, and use its best efforts to obtain withdrawal of any such stop order as soon as possible.

            (e) Upon request of the Company, each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Investor. Such Plan of Distribution may, among other items, include a statement to the effect that Investor may pledge to a broker or dealer Investor's Registrable Securities pursuant to the margin provisions of any customer agreement between Investor and such broker or dealer, that, upon a default by Investor, such broker or dealer may offer and sell the pledged Registrable Securities and that the Registrable Securities may be sold from time to time in one or more ordinary brokerage transactions (including short sales) and in transactions in which the broker solicits purchases.

            (f)(i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement.

                  (ii) In the event of any registration under the Act of Registrable

Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that such holders will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof.

                  (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (in addition to any local counsel) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (iv) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (A) any indemnified party specified in paragraph (i) or (ii) above makes a claim for indemnification pursuant to this
Section 1.4(f), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be fully enforced in such case notwithstanding the fact that this Section 1.4(f) provides for indemnification in such case, or (B) contribution under the Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 1.4(f); then, in each such case, each indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which such indemnified parties may be subject as is appropriate to reflect the relative fault of such indemnified parties on the one hand and such indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by PRO RATA allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (x) the Investors and the indemnified parties specified in paragraph (i) above will not be required to contribute any amount in excess of the proceeds to them of all Registrable Securities sold by them pursuant to such registration statement, and (y) no person or entity guilty of fraudulent misrepresentation, within the meaning of
Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

            (g)(i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; PROVIDED, HOWEVER, that any securityholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

                  (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes.

            (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section 1.4 may be assigned by Investor from time to time, or at any time, to one or more transferees or assignees. Within a reasonable time after any such transfer, the

Investor shall notify the Company of the name and address of each such transferee or assignee and the securities with respect to which such registration rights are being assigned, whereupon the Company shall promptly issue and file with the SEC a prospectus supplement or amendment setting forth the information with respect to such transferee or assignee specified in the rules and regulations of the SEC (including Item 507 of Regulation S-K). Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

            (i) The Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

      Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investor:

            (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except as listed in Exhibit A hereto. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

            (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required except for any stockholder approval required by the terms of the Company's listing agreement with Nasdaq or the rules of such organization, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the

Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and (v) prior to the Closing Date a Certificate of Designations which authorizes the Convertible Preferred as provided in Schedule I will have been filed with the Delaware Secretary of State and will be in full force and effect, enforceable against the Company in accordance with its terms.

            (c) CAPITALIZATION. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock; there are approximately 11,042,901 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be approximately 11,042,901 shares of Common Stock and 120,000 shares of Class A Preferred issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto and as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

            (d) ISSUANCE OF SHARES. The issuance of the Shares has been duly authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Company shall have authorized and reserved for issuance upon conversion of the Shares 900,000 shares of Common Stock (the "Reserved Amount"), which number shall not be reduced, but which shall be appropriately adjusted by the Board of Directors, acting in good faith, in the event of stock splits, dividends or other distributions, or other events so as to carry out the intentions of this Agreement. If the Reserved Amount for any three consecutive trading days shall be less than 125% of the number of shares of Common Stock issuable upon conversion of the Convertible Preferred, the Company shall immediately notify all holders of the Convertible Preferred of such occurrence and shall take action as soon as possible, but in any event within 60 days (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the Convertible Preferred. The Common Stock issuable upon conversion of the Convertible Preferred will be validly issued, fully paid and nonassessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

            (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of the Certificate of Amendment with the Delaware Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD, stock exchange or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

            (f) SEC DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1994 pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act since July 1, 1993 (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) NO MATERIAL ADVERSE CHANGE. Since the date through which the most recent report of the Company on Form 10-K or Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries.

            (h) NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

            (i) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. To the best knowledge of the Company, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (j) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

            (k) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

      Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby makes the following representations and warranties to the Company:

            (a) AUTHORIZATION, ENFORCEMENT. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (b) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects when so provided.

            (c) INVESTMENT REPRESENTATION. The Investor is purchasing the Shares for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

            (d) ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501 promulgated under the Act.

            (e) RULE 144. The Investor understands that there is no public trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                                  ARTICLE III

                                   COVENANTS

      Section 3.1 SECURITIES COMPLIANCE.

            (a) The Company shall notify the SEC and the NASD or any applicable stock exchange, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

            (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

      Section 3.2 REGISTRATION AND LISTING. Until at least three years after all Shares have been converted into Common Stock, the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until at least three years after all Shares have been converted into Common Stock the Company will take all action within its power to continue the listing or trading of its Common Stock where currently listed or traded and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and Nasdaq or any applicable exchange. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Shares or Common Stock or the consideration received for or in replacement of the Shares or Common Stock is cash.

                                  ARTICLE IV

                                  CONDITIONS

      Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to issue and sell the Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

            (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

            (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) LEGAL ACTION. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

      Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO PURCHASE THE SHARES. The obligation hereunder of the Investor to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

            (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

            (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

            (c) CERTIFICATION BY THE COMPANY. The Investor shall have received a certificate of the Company signed by its Chief Executive Officer and by its Chief Financial Officer to the effect set forth in Subsections (a) and (b).

            (d) NO TRADING SUSPENSION. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the Nasdaq National Market or any exchange (except for any suspension of trading of limited duration agreed to between the Company and the Nasdaq National Market or any exchange solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by Nasdaq or any exchange where the Common Stock is listed such shall not have been suspended or limited or minimum prices shall not have been established on securities.

            (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                   ARTICLE V

                                LEGEND ON STOCK

      Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

      The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are registered under the Act.

                                  ARTICLE VI

                                  TERMINATION

      Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

      Section 6.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated within 15 days following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement.

      Section 6.3 AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the 30th day following the date of this Agreement; PROVIDED, HOWEVER, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS

      Section 7.1 FEES AND EXPENSES. Except as otherwise set forth in Section
1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, to the Investor's law firm all reasonable legal costs related to this transaction. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

      Section 7.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

            (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

            (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in Fort Worth, Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

      Section 7.3 ENTIRE AGREEMENT, AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

      Section 7.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            to the Company:   Roger C. Wadsworth
                              Senior Vice President
                              Telescan, Inc.
                              5959 Corporate Drive, Suite 2000
                              Houston, Texas  77036

            with copies to:   David F. Taylor
                              Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                              600 Travis, 32nd Floor
                              Houston, Texas  77002-3095

            to the Investor:  At the address set forth at the foot of this
                              Agreement, with copies to Investor's counsel as set forth at the foot of this Agreement or as specified in writing by Investor

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

      Section 7.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      Section 7.6 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      Section 7.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

      Section 7.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 7.9 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Texas without regard to such state's principles of conflict of laws.

      Section 7.10 SURVIVAL. The representations and warranties of the Company and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III and VII shall survive the Closing.

      Section 7.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

      Section 7.12 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

      Section 7.13 NASDAQ. The term "Nasdaq" or "Nasdaq National Market" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "Nasdaq" or "Nasdaq National Market" shall be deemed to refer to such exchange or other principal market.

      Section 7.14 TRANSFERABILITY. The Investor shall not sell, assign or otherwise transfer its Shares without the prior written consent of the Company; provided, however, that the Investor may sell, assign or otherwise transfer its Shares to any of its affiliates or associates at any time without such consent.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                              TELESCAN, INC.

                              By:   /s/ RON WARREN
                              Name:     RON WARREN
                              Its:  CHIEF FINANCIAL OFFICER


                              THE INVESTOR

                              Q FUNDING, L.P.

                              By:   Acme Widget, L.P., general partner

                                    By: Scepter Holdings, Inc., general partner

                                    By: /s/ GEOFFREY RAYNOR
                                            Geoffrey Raynor, President

                              Address:

                                    Q Funding, L.P.
                                    Attn: Geoffrey Raynor
                                    301 Commerce Street, Suite 2975
                                    Fort Worth, Texas 76102

                              Name and address of Investor's counsel:

                                    Thomas W. Briggs
                                    Kelly, Hart & Hallman, P.C.
                                    201 Main Street, Suite 2500
                                    Fort Worth, Texas 76102

                                  SCHEDULE I

                     RESOLUTION ESTABLISHING PREFERENCES

                                      of

                        5% CONVERTIBLE PREFERRED STOCK


      RESOLVED that there shall be a series of shares of the Class A Preferred Stock of the Corporation designated "5% Convertible Preferred Stock"; that the number of shares of such series shall be 120,000 and that the rights and preferences of such series (the "Convertible Preferred") and the limitations or restrictions thereon, shall be as follows:

      1. DIVIDENDS. The holders of the Convertible Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $1.25 per share per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding Convertible Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

      2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Convertible Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $25 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

      3.    FORCED CONVERSION.

            (a) The Corporation at its option may cause all outstanding shares of the Convertible Preferred to be converted into Common Stock at any time beginning 24 months after the date of issuance, on at least 20 days' notice, at a conversion price determined as set forth in Section 4 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in said Section 4; PROVIDED, HOWEVER, that the Corporation may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by Nasdaq for the 20 consecutive trading days prior to the date the Conversion Notice (as defined in paragraph (b) below) is mailed has not on any day been less than

120% of the Conversion Cap (as defined in Section 4(d)(ii) hereof) (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the Convertible Preferred are registered for resale by an effective registration statement ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and a current prospectus meeting the requirements of Section 10 of the Act is available for delivery at the Conversion Date.

            (b) At least 30 days, but not more than 60 days, prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the Convertible Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of Convertible Preferred held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of Convertible Preferred shall surrender to the Corporation the certificate or certificates representing the shares of Convertible Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4(b) hereof.

            (c) If at the Conversion Date the Registration Statement is for any reason no longer effective, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for Convertible Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; PROVIDED, HOWEVER, that if a holder shall have received shares of Common Stock upon conversion of Convertible Preferred after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

            (d) On the third anniversary of the Closing Date (the "Termination Date"), all then outstanding shares of Convertible Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

      4. OPTIONAL CONVERSION. The holders of the Convertible Preferred shall have optional conversion rights as follows:

            (a) RIGHT TO CONVERt. Each share of Convertible Preferred shall be convertible, at any time at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Liquidation Preference of the Convertible Preferred determined pursuant to Section 2 hereof on the date the notice of conversion is given, by
(ii) the Conversion Price determined as hereinafter provided in effect on said date.

            (b) MECHANICS OF CONVERSION. To convert shares of Convertible Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission, confirmed in due course by first class mail) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The Corporation shall effect such issuance within three business days of its receipt of the notice of conversion and shall transmit the certificates by messenger or overnight delivery service to reach the corporate address designated by such holder within three business days after the receipt of such notice. Notice of conversion may be given by a holder at any time during the day up to 11:59 p.m. New York time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

            (c) PAYMENTS IN THE EVENT OF NON-CONVERSION. If, at any time, the Corporation fails for any reason to deliver, within the three business day period described above, certificates representing such number of shares of Common Stock to which the holder is entitled upon such conversion, then the Corporation shall pay to such holder $0 per share of such non-converted Convertible Preferred for each calendar day of such non-delivery period on the first day of each week following the date of any such failed delivery. In addition, if (i) the Corporation fails for any reason to deliver, within such three business day period specified above, shares of Common Stock to the holder upon a conversion of the Convertible Preferred and (ii) after such three business day period specified above with respect to such conversion, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by the holder of the shares of Common Stock (the "Sold Shares") which such holder anticipated receiving upon such conversion, the Corporation shall pay such holder within two business days following receipt of written notice of a claim pursuant to this Section 4(c) (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares.

            (d)   DETERMINATION OF CONVERSION PRICE.

                  (i) The Conversion Price at any date shall be 95% of the lowest trade price of the Common Stock as reported by Nasdaq during a period of ten consecutive trading days immediately preceding such date; PROVIDED, HOWEVER, that two days shall be added to such period each month, commencing on the first day following the date that is six months after the date of the original issuance of the Convertible Preferred, until such period shall have been lengthened to 22 days.

                  (ii) The Conversion Price at any date shall not be greater than $8.62 (the "Conversion Cap").

                  (iii) The "lowest trade price" of the Common Stock on any day shall be the lowest reported sale price of the Common Stock on Nasdaq or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

                  (iv) If, during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price and the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event.

            (e) DISTRIBUTIONS. If the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of Convertible Preferred shall receive, at the same time as the holders of Common Stock, the securities of the Corporation which they would have received had they been the owners on such record date of the number of shares of Common Stock issuable to them upon conversion on such record date.

            (f) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of any adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and, in the event the Corporation and the holders of the Convertible Preferred shall not agree on such adjustment or readjustment, cause the independent public accountant regularly employed to audit the financial statements of the Corporation to make or verify such computation and prepare and furnish to each holder of Convertible Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of Convertible Preferred with respect to each share of Common Stock received upon such conversion.

            (g) NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

            (h) ISSUE TAXES.The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Convertible Preferred pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred, subject to the limitation set forth in Subsection (m) below, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite shareholder approval.

            (j) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share or shares of Convertible Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

            (k) NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of Convertible Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

            (l) REORGANIZATION OR MERGER.

                  (i) Subject to clause (ii) below, in case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, the holders of Convertible Preferred shall thereafter have the right to receive upon conversion of their Convertible Preferred shares, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or other assets which the holder would have been entitled to receive in such transaction had the Convertible Preferred been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Convertible Preferred to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable, in relation to any securities thereafter deliverable upon the exercise hereof.

                  (ii) In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and where all, or a part, of the consideration paid in connection with any such event to the holders of Common Stock consists of common stock of the surviving corporation (or its direct or indirect parent corporation), such surviving corporation (or its parent entity) shall establish, as of the effective time of any such event, a new series or class of preferred securities having terms essentially identical to those of the Convertible Preferred so as to carry out fully the terms of this Section 4(l); PROVIDED, HOWEVER, that (A) the Conversion Cap shall be set at an amount equal to the Conversion Cap in effect immediately prior to the effective time of such event multiplied by the appropriate exchange ratio or conversion factor established in connection with such event (subject to clause (C) below, the "Exchange Ratio"), (B) if there shall be a conversion on a date sooner than ten trading days after such event, the Conversion Price shall be determined as specified in Section 4(d)(i) except that, in the case of trading days prior to the effective time of any such event, the trade price of the Common Stock shall be multiplied by the Exchange Ratio and (C) if only part of such consideration paid in connection with such event consists of such common stock, the Exchange Ratio shall be appropriately adjusted by the Board of Directors of the Corporation, acting in good faith. The Corporation shall not effect any transaction described in this Section 4(l) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation under this Certificate of Designation including this Section 4(l).

                  (iii) Notwithstanding clauses (i) and (ii) above, in case of any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, the Corporation may, at its option, redeem the shares of Convertible Preferred, in whole and not in part, on the date of the consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person (the "Redemption Date"). In any such case, the redemption price (the "Redemption Price") shall be an amount in cash such that the holders of the Convertible Preferred shall have received, through the Redemption Date, a compounded internal rate of return on their investment in the Convertible Preferred of 20% per annum (using quarterly compounding and including any dividends paid). Such Redemption Price shall be payable on the Redemption Date. Notice of such Redemption Date shall be given at least 30 days, but not more than 60 days, prior to the Redemption Date and shall be given, MUTATIS MUTANDIS, in the manner specified in Section 3 for the giving of a Conversion Notice.

            (m) RESTRICTED NUMBER OF CONVERSION SHARES. The Corporation shall not be obligated to issue, in the aggregate, shares of Common Stock upon conversion of the Convertible Preferred if issuance of such shares would (i) constitute a breach of the Corporation's obligations under its agreements with the NASD or Nasdaq or the rules of such organizations or (ii) cause the Corporation to exceed the number of shares authorized in its charter or articles of incorporation. If further issuances of shares of Common Stock upon redemption of the Convertible Preferred would cause the Corporation to exceed either of the limitations specified in clauses (i) and (ii) above, then so long thereafter as such limitation shall continue to be applicable and any shares of Convertible Preferred are submitted for conversion, such shares shall receive in cash an amount equal to the current value of the Common Stock which such shares would otherwise be entitled to receive upon conversion (such value per share to be the closing price of such shares as reported by Nasdaq on the Conversion Date), in lieu of the Common Stock such shares would otherwise be entitled to receive upon conversion, and such shares will be deemed cancelled. In the event that any such cash payment shall be required, the Corporation shall so notify the holder by telephone, confirmed in writing by telecopy (specifying the number of shares affected and the amount of cash to be paid), on the same day that notice of conversion is given by such holder to the Corporation. Payment of said cash amount shall be made no later than one business day after the time specified in
Section 4(b) for the delivery of Common Stock upon conversion, and shall bear daily interest thereafter until paid at a rate equal to the lesser of .1% or the highest rate permitted by law. Such maximum number of shares of Common Stock shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. The Corporation shall, at any time upon the oral or written request of any holder, forthwith inform such holder, orally or in writing, of the highest Common Stock trade price at which any cash payment under this subsection
(m) would then be required.

            (n) REISSUANCE OF CERTIFICATES. In the event of an optional conversion of Convertible Preferred pursuant to Section 4(a) hereof in which less than all of the shares of Convertible Preferred of a particular certificate are converted, the Corporation shall promptly cause to be issued and delivered to the holder of such certificate a certificate representing the remaining shares of Convertible Preferred which have not been so converted.

            (o) CORPORATION TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Convertible Preferred in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the conversion rights of any holder hereof, then the Corporation, acting in good faith, shall make an adjustment in the application of such provisions, or an addition thereto, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, including, without limitation, any adjustment necessary with respect to the Conversion Price and the Conversion Cap so as to preserve the rights of the holders of the Convertible Preferred.

      5. OTHER PROVISIONS. For all purposes of this Resolution, the term "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which shares of the Convertible Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "Nasdaq" herein refers to the principal market on which the Common Stock of the Corporation is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "Nasdaq" shall be deemed to refer to such exchange or other principal market.

      6. RESTRICTIONS AND LIMITATIONS. The Corporation shall not undertake the following actions without the consent, which consent shall not be unreasonably withheld in the case of clause (ii) below, of the holders of a majority of the Convertible Preferred, voting separately as a class: (i) modify its Certificate of Incorporation or Bylaws, by merger or otherwise, so as to amend or change any of the rights, preferences, or privileges of the Convertible Preferred, (ii) so long as at least 20,000 shares of the Convertible Preferred remain outstanding, authorize or issue any derivative or equity-linked security; PROVIDED, HOWEVER, that the Corporation may authorize or issue such securities pursuant to qualified employee stock option plans, (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the Convertible Preferred while there exists any arrearage in the payment of cumulative dividends hereunder; PROVIDED, HOWEVER, that the Corporation may effect purchases for the purpose of funding qualified employee stock option plans, or (iv) pay or effect any dividend or distribution to shareholders of cash, securities or any other items whatsoever; PROVIDED, HOWEVER, that the Corporation may effect one or more distributions of securities (and cash in lieu of any fractional shares) in connection with the spin-off of its non-financial business assets to shareholders.

      7.    NO FIVE PERCENT HOLDERS.

            (a) The purpose of this Section is to prevent any holder from holding over 5% of the Corporation's Common Stock without the consent of the Board of Directors or 90 days' prior written notice, the holders having assured the Corporation of their intentions, as of the Closing Date, to remain passive investors and not to acquire any significant (that is, over 5%) block of the Corporation's Common Stock without such consent or prior written notice.

            (b) Notwithstanding anything to the contrary contained herein, the Convertible Preferred shall not be convertible by a holder or the Corporation or at the Termination Date to the extent (but only to the extent) that, if so converted the holder would beneficially own in excess of

4.9% of the then outstanding shares of Common Stock of the Corporation. To the extent this limitation applies, the determination of whether any particular shares of Convertible Preferred shall be convertible shall be in the sole discretion of the holder thereof and submission of the Convertible Preferred for conversion shall be deemed to be the holder's determination of whether such Convertible Preferred is convertible, subject to such aggregate percentage limitation. No prior inability to convert Convertible Preferred pursuant to this
Section 7 shall have any effect on the applicability of its provisions with respect to any subsequent determination of convertibility. For the purposes of this Section 7, beneficial ownership and all calculations including, without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Notwithstanding the foregoing, each holder shall have the right to waive such restriction upon 90 days' prior notice to the Corporation. No transferee of Convertible Preferred shall be bound by such restriction unless the transferee expressly so agrees. The provisions of this Section 7 may be waived or implemented in a manner otherwise than in strict conformity with the terms hereof with the approval of the Board of Directors.

      8.    VOTING RIGHTS.

            (a) GENERAL. The holders of Convertible Preferred will not have any voting rights except as set forth herein or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred will have one vote for each share held. Any shares of Convertible Preferred held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

            (b) CONTINGENT VOTING RIGHTS. So long as at least 20,000 shares of the Convertible Preferred shall remain outstanding, whenever (i) dividends on the Convertible Preferred shall be in arrears in an amount equal to at least two quarterly dividends (whether or not consecutive), (ii) the Corporation shall not have timely paid to the holders of the Convertible Preferred up to 1% of the Conversion Price thereof for each 15 day period a registration statement covering the Convertible Preferred and the Common Stock into which it shall be convertible and certain other registrable securities is not available for use by the holders, all as specified in the investment agreement pursuant to which the Convertible Preferred was issued on the Closing Date, (iii) the Corporation, for five consecutive trading days, shall not have sufficient shares of Common Stock authorized and reserved for issuance to cover the number of shares of Common Stock into which the Convertible Preferred shall then be convertible hereunder, then, in the case of any of the events specified in the foregoing clauses (i) through (iii), (A) the number of members of the Board of Directors of the Corporation shall be increased to create such number of vacancies as may be required to permit the holders of Convertible Preferred to elect forthwith one member of the Board of Directors, or such other appropriate action shall be taken to permit such election, effective as of the time of election of such director as hereinafter provided and (B) the holders of the Convertible Preferred (voting separately as a class) will have the exclusive right to vote for and elect such additional director of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period the defaults specified in clauses (i), (ii) and (iii) above continue and remain uncured. The right of the holders of the Convertible Preferred to vote for such additional director shall terminate when the applicable defaults specified in clauses (i), (ii) and (iii) above shall be cured. The term of office of the director so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Preferred to vote for such additional director.

      The foregoing right of holders of the Convertible Preferred with respect to the election of one member of the Board of Directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect a director shall have accrued to the holders of the Convertible Preferred more than 90 days preceding the date established for the next annual meeting of stockholders, the Chairman of the Board of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 25% of the Convertible Preferred then outstanding, call a special meeting of the holders of the Convertible Preferred to be held within 30 days after the delivery of such request for the purpose of electing such additional director.

      The holders of the Convertible Preferred, voting separately as a class, shall have the right to remove without cause at any time and replace any director such holders shall have elected pursuant to this Section 8(b).

            (c) CLASS VOTING RIGHTS. So long as the Convertible Preferred is outstanding, the holders thereof shall also have the class voting rights specified in Section 6.

      9. NO ADVERSE ACTIONS. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designation), merger, reorganization, recapitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Convertible Preferred.